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                                  EXHIBIT 10.44

                                PLEDGE AGREEMENT



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               This PLEDGE AGREEMENT, dated as of August 11, 2000, is between
CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Pledgor"), and UNION BANK OF CALIFORNIA, N.A., as agent (in such capacity, and together with its successors, the "Agent") for the Lenders (as hereafter defined) under that certain Credit Agreement, dated as of August 11, 2000 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement"), among Central Consumer Finance Company, a Delaware corporation ("Borrower"), and the lenders party thereto (collectively, "Lenders" and individually, a "Lender"), and the Agent.

                                    Recitals

               A. Pledgor owns 100 shares (the "Pledged Collateral") of the common stock of Central Consumer Finance Company, a Delaware corporation ("Issuer") which constitute not less than 100.0 percent of the issued and fully diluted equity voting stock of Issuer;

               B. Pledgor has undertaken to grant to Secured Party a first priority security interest in the Pledged Collateral and the other Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined) in accordance with the terms and conditions of this Agreement.

               NOW, THEREFORE, in consideration of the premises, and to induce Secured Party to enter into and accept the Loan Documents (as hereinafter defined) and to extend financial accommodations pursuant thereto, Pledgor hereby warrants and represents to, and covenants and agrees with, Secured Party as follows:

        1. Definitions and Construction.

        (a) Definitions. As used in this Agreement:

               "Agreement" means this Pledge Agreement, together with any and all future additions, alterations, amendments, changes, extensions, modifications, renewals, substitutions, or supplements hereto or hereof.

               "Collateral" means the Pledged Collateral, the Future Rights and the Proceeds, collectively.

               "Default" has the meaning set forth in the Loan Documents.

               "Future Rights" means all shares of, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of, stock of the Issuer (other than the Pledged Collateral) from time to time held or acquired by Pledgor in any manner, and the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants and other rights and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

               "Holder" has the meaning set forth in Section 3 of this Agreement.


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               "Issuer" has the meaning set forth in the recitals to this
Agreement and shall also mean any successor thereto whether by merger or otherwise.

               "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest), and any agreement to give or refrain from giving a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or other encumbrance of any kind.

               "Loan Documents" has the meaning set forth in the Credit
Agreement.

               "Permitted Dividends" means dividends permitted to be paid by Issuer pursuant to Section 7.07 of the Credit Agreement.

               "Person" means natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Pledged Collateral" has the meaning set forth in the recitals to this Agreement and includes any security entitlements with respect thereto.

               "Pledgor" has the meaning set forth in the introduction to this Agreement.

               "Proceeds" means all proceeds of the Pledged Collateral, the Future Rights and in any event shall include, but not be limited to, any and all
(i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, inventory, equipment, general intangibles, deposit accounts, chattel paper and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, Future Rights or Proceeds (including without limitation, any cash, stock or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to Issuer and any claims against securities intermediaries under Division 8 of the UCC or otherwise), (ii) "proceeds" as that term is used in Division 9 of the UCC, (iii) proceeds of any insurance, indemnity, warranty or guarantee (including, without limitation, guarantees of delivery) payable to Secured Party or to Pledgor from time to time with respect to any of the Collateral, (iv) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Secured Obligations" means (a) the "Obligations" as defined in the Credit Agreement and includes all obligations, liabilities and indebtedness of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any one or more of the Loan Documents, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness),


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fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses, (b) all obligations, liabilities and indebtedness of Issuer to Union Bank of California, N.A. of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Issuer's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness), fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses, and (c) all obligations, liabilities and indebtedness of Issuer to Union Bank of California, N.A. of every kind and character, whether now existing or hereafter arising, whether absolute or contingent, and whether direct or indirect, arising directly or indirectly under or pursuant to any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of Issuer pursuant to agreement or overdrafts, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations, liabilities or indebtedness), fees (including, without limitation, reasonable attorneys' fees of outside counsel and the reasonable allocated fees of internal counsel) or expenses.

               "Secured Party" means the Agent in its capacity as secured party hereunder.

               "Securities Act" has the meaning set forth in Section 9(c) of this Agreement.

               "UCC" means the California Uniform Commercial Code, as amended from time to time.

               Capitalized terms used herein and not otherwise defined, has the meaning set forth in the Credit Agreement.

        (b)     Construction.

        (i) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

        (ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party, or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary


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                meaning of the words used so as to fairly accomplish the
                purposes and intentions of all parties hereto.

        2. Pledge. As security for the prompt payment and performance of the Secured Obligations in full when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code), Pledgor hereby delivers, pledges, and grants to Secured Party a continuing first priority security interest in the Pledged Collateral, the Future Rights and the Proceeds. The Pledgor does not, by entering into this Agreement, assume any personal liability in respect of the Secured Obligations and the sole recourse against Pledgor with respect to the Secured Obligations shall be foreclosure upon the Collateral as herein provided.

        3. Delivery and Registration of Collateral.

        (a) All certificates or instruments representing or evidencing the Pledged Collateral or Future Rights shall be promptly delivered by Pledgor to Secured Party or Secured Party's designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

        (b) Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

        (c) If at any time and from time to time any Collateral (including but not limited to any certificate or instrument representing or evidencing any Collateral) is uncertificated or in the possession or control of a Person (including a securities intermediary) other than Secured Party or Pledgor (a "Holder"), then Pledgor shall immediately, at Secured Party's option, either cause such Collateral to be delivered into Secured Party's possession, or take all other steps necessary to perfect the security interest of Secured Party in such Collateral and to cause Secured Party to have "control" of the Collateral consisting of securities, security entitlements, or other financial assets within the meaning of Section 8106 of the UCC or other applicable law governing the perfection of Secured Party's security interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to Secured Party.

        (d) Except to the extent Pledgor is entitled to receive and retain the Permitted Dividends pursuant to Section 5(a) hereof, any and all Collateral (including without limitation dividends, interest and other cash distributions) at any time received or held by Pledgor shall be so received or held as trustee for Secured Party, shall be segregated


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                from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held (with any necessary endorsements).

        (e) If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

        4. Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to permit it to perfect and protect its interest in the Collateral and shall not impose on it any duty or undertaking to exercise such powers. Except as provided by Section 9207 of the UCC, Secured Party shall have no duty as to the Collateral, and without limiting the generality of the foregoing, Secured Party shall not have any responsibility for (i) ascertaining or taking action or exercising rights with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any steps to preserve rights against any parties with respect to any Collateral or (iii) selling or otherwise disposing of any Collateral if it threatens to decline, or is declining, in value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party, its nominee, or other holder of the Collateral on behalf of Secured Party, as the case may be, accords its own property.

        5. Voting Rights and Dividends.

        (a) So long as no Event of Default shall have occurred and is continuing:

        (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Secured Party's judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof, and provided, further, that Pledgor shall give Secured Party at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right;

        (ii) Pledgor shall be entitled to receive and utilize the Permitted Dividends for any purpose not inconsistent with the Loan Documents; and

        (iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the Permitted Dividends which it is authorized to receive and utilize pursuant to paragraph (ii) above.

        (b) Upon the occurrence and during the continuance of a Default all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled


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                to exercise pursuant to Section 5(a) and to receive the
                Permitted Dividends which it would otherwise be authorized to receive and retain pursuant to Section 5(a) shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and hold as Collateral such Permitted Dividends. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this subparagraph (b).

        6. Representations, Warranties and Covenants. Pledgor represents, warrants, and covenants that:

        (a) The Pledged Collateral have been duly authorized and validly issued and are fully paid and nonassessable;

        (b) Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Collateral and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien or other right, title or interest of any party except for the first priority security interest created in favor of Secured Party pursuant to and in accordance with this Agreement;

        (c) This Agreement, and the delivery to Secured Party of the Pledged Collateral (or the delivery to all Holders of the Pledged Collateral of the notification/instruction referred to in
                Section 3 of this Agreement), creates a valid, perfected, and first priority security interest in the Collateral in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary or desirable to achieve such perfection have been duly taken;

        (d) No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any governmental authority or regulatory body, foreign or domestic, or of, to, or with any other Person, is or will be required either (i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery, or performance of this Agreement by Pledgor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally including the Securities Act);

        (e) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalizations, tender offers and voting rights), and Pledgor agrees that it will at all times keep Secured Party informed of any such changes or potential changes and that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;


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        (f)     The Pledged Collateral constitute at least the percentage of all fully diluted issued and outstanding shares of stock of Issuer set forth in the recitals to this Agreement;

        (g)     There are no presently existing Future Rights or Proceeds;

        (h) Pledgor has full power and lawful authority to enter into this Agreement and to sell, assign and transfer the Collateral to Secured Party and to grant to Secured Party a first priority security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action;

        (i) The execution and delivery and the performance hereof are not in violation or contravention of, and do not constitute a default under, any corporate articles, charter or by-law provision of Pledgor or of any indenture, agreement, undertaking, judgment, injunction, order, decree, or other instrument or judicial or administrative directive to which Pledgor is a party or by which Pledgor or its property are bound, or will result in any Lien (other than the security interest hereunder) on any assets or property of Pledgor;

        (j) This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, subject, as to enforcement only, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (k) Any officer, agent or representative acting for or on behalf of Pledgor in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of Pledgor, has been duly authorized so to do, and is fully empowered to act for and represent Pledgor in connection with this Agreement and all matters related thereto or in connection therewith; and

        (l) Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit contemplated by the Loan Documents violates Regulation U of the Board of Governors of the Federal Reserve System.

        7. Further Assurances.

        (a) At any time and from time to time, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary and desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A carbon, photographic or other reproduction of this Agreement, or any financing statement covering the Collateral, or any part thereof, shall be sufficient as a financing statement where permitted by law.


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        (c)     Pledgor will furnish to Secured Party from time to time
                statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

        (d) Pledgor will not sell, offer to sell, transfer, assign, hypothecate or otherwise dispose of any Collateral (including Proceeds), or any part thereof or interest therein, unless (i) such transfer does not result in a Change of Control (as defined in the Credit Agreement), (ii) such transfer is made expressly subject to the security interest hereunder and the transferee agrees to be bound by the provisions of this Agreement pursuant to documentation in form and substance satisfactory to Agent,
                (iii) the legal status, powers and authority of the transferee are established to the satisfaction of Agent, and (iv) Agent receives evidence (which shall include an opinion of Pledgor's counsel if requested by Agent) that such transfer does not in any way alter or impair Agent's security interest in, or right to dispose of, the Collateral.

        (e) Pledgor will defend the Collateral against all claims and demands of all persons or entities at any time claiming any interest or Lien therein adverse to Secured Party.

        (f) Pledgor will comply in all material respects with all laws, rules and regulations relating to, and shall pay prior to delinquency all license fees, registration fees, taxes and assessments, and all other charges, (including, without limitation, non-governmental levies or assessments that may be levied upon, or assessed against, or that may become security interests, Liens or other encumbrances) on, the ownership or possession of any part of the Collateral, or that create or may create a Lien upon any part of the Collateral; provided, however, that Pledgor shall not be required to comply with any such law, rule or regulation, or to pay any such tax, fee, assessment or other charge, the validity of which is being contested by Pledgor in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as neither the value nor the title of any material part of the Collateral, nor the security interest of Secured Party therein, will be materially impaired by the failure of Pledgor either to comply with any such law, rule or regulation, or to pay any such tax, fee, assessment or other charge, during the period of such contest.

        (g) To the extent it may lawfully do so, Pledgor shall use its best efforts to prevent Issuer from issuing Future Rights or Proceeds, except for the declaration of the Permitted Dividends, and to the extent such Future Rights or Proceeds are pledged to Secured Party.

        (h) Upon receipt by Pledgor of any notice, report or other communication from Issuer or any Holder relating to all or any part of the Collateral, Pledgor shall immediately deliver such notice, report or other communication to Secured Party.

        8. Consent and Waiver. Pledgor's duty to perform and observe the agreements and covenants on its part contained herein shall be absolute and unconditional. Pledgor hereby consents that, from time to time, prior to or following the occurrence of a Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Secured Party for any of the Secured Obligations or any other security at any time held by or


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                available to Secured Party of any other Person secondarily or otherwise liable for any of the Secured Obligations, may be exchanged, surrendered, or released and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Secured Party may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, or release, or any such change, alteration, renewal, extension, continuance, surrender, compromise, waiver, release, or inaction, or extension of further credit. Pledgor hereby waives (a) the right, if any, to require Secured Party to proceed against any Person liable for the payment of any of the Secured Obligations as a condition to proceeding hereunder; and
                (b) the right, if any, to require Secured Party to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular portion of the Collateral or any other property, real or personal, securing any of the Secured Obligations, as a condition to proceeding hereunder. Secured Party may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Secured Party, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor unconditionally and irrevocably waives any rights and defenses that Pledgor may have because any of the Secured Obligations are secured by real property, including but not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Pledgor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Pledgor waives any setoff, defense or counterclaim that Borrower may have against Secured Party. Pledgor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Secured Party have been paid in full, Pledgor shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Agreement, contribution or other rights against Borrower, and Pledgor waives any right to enforce any remedy that Secured Party now has or may hereafter have against Borrower. Pledgor waives all rights to participate in any security now or hereafter held by Secured Party. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Secured Party that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Secured Party shall have no duty to advise Pledgor of information known to Secured Party regarding such condition or any such circumstances. Pledgor waives any rights and defenses that are or may become available to it by reason of Sections 2787 to 2855, inclusive of the California Civil Code.

        9. Remedies Upon Default.

        (a) Upon the occurrence of a Default, Secured Party may exercise in respect to the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more blocks at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash,


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                on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor. Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one of offeree.

        (b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of major banks, insurance companies, or other financial institutions in the City and County of San Francisco, California, in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

        (c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable Blue Sky or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of a Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

        (d) If Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to this Section, Pledgor agrees that upon request of Secured Party, Pledgor will, at its own expense:

        (i) use its best efforts to execute and deliver, and cause Issuer and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

        (ii) use its best efforts to qualify the Collateral under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

        (iii) cause Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

        (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

        Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party by reason of the failure by Pledgor to perform any of the covenants contained in this Section 9(d) and, consequently, agrees that, if Pledgor shall fail to perform any such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral (not in excess of the aggregate amount of the Secured Obligations) on the date Secured Party shall demand compliance with this Section, to be held by Secured Party as additional Collateral securing the Secured Obligations. Nothing in this Section 9(d) shall in any way alter the rights of Secured Party under Section 9(c). Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

        (e)     PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW
                (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY TAKES POSSESSION OF OR DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION 9, (ii) ALL RIGHTS OF REDEMPTION, STAY AND/OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING

                OR HEREAFTER ENACTED, AND (iii) EXCEPT AS SET FORTH IN SECTION 9(a), ANY REQUIREMENT OF NOTICE, DEMAND OR ADVERTISEMENT FOR SALE.

        10. Application of Proceeds. After and during the continuance of a Default, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor hereunder shall be applied from time to time by Secured Party as follows:

               First: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Secured Party in connection therewith and in connection with this Agreement, including without limitation, reasonable attorneys' fees;

               Second: After payment in full of the amounts specified in the preceding subparagraph, to the payment of the Secured Obligations in the order, if any, specified in the Loan Documents; and

               Third: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

        11. Expenses. All obligations of Pledgor hereunder shall be performed by Pledgor at Pledgor's sole cost and expense, and Pledgor shall indemnify and hold Secured Party harmless from any and all such costs and expenses as provided in
Section 20 hereof. The amount of any and all expenses, including the reasonable fees and expenses of its counsel (including, without limitation, reasonable allocated fees and expenses of its internal counsel) and any experts and agents, and out-of-pocket expenses of its officers and employees, which Secured Party may at any time incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof, or (v) the preparation, negotiation, delivery and execution of this Agreement including any amendments or modifications hereto, shall become part of the Secured Obligations and shall be payable from the proceeds of the Collateral.

        12. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 11 hereof.

        13. Secured Party as Pledgor's Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time at Secured Party's discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation: (a) to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms, (b) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement, or (c) to arrange for the transfer of the Collateral on the books of Issuer or any other Person to the name of Secured Party or to the name of Secured Party's nominee.

        14. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and either personally served or sent by certified mail, return receipt requested, postage prepaid, to Pledgor or to Secured Party, as the case may be, at the address set forth below its signature on the execution page hereof. The parties hereto may change the address at which they are to receive notices hereunder, by notice in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of actual receipt or five (5) days after the deposit thereof in the mail with postage prepaid.

        15. Choice of Law and Venue; Waiver of Jury Trial. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT ONLY TO THE EXTENT THAT THE EXISTENCE, PERFECTION OR ENFORCEMENT OF THE SECURITY INTEREST HEREUNDER IN RESPECT OF ANY PART OF THE COLLATERAL AS TO ANY PERSON WHO IS NOT A PARTY TO, AND IS NOT OTHERWISE BOUND BY, THIS AGREEMENT IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THAT STATE OF CALIFORNIA. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF SECURED PARTY, AND SO LONG AS SECURED PARTY MAINTAINS THE COLLATERAL IN THE STATE OF CALIFORNIA, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT THEY MAY LAWFULLY DO SO, SECURED PARTY AND PLEDGOR EACH WAIVE THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

        16. Effectiveness. This Agreement shall be binding and deemed effective when executed by Pledgor and accepted and executed by Secured Party.

        17. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of Pledgor, and Secured Party; provided, however, that, except in connection with a transfer permitted by
Section 7(d) hereof, Pledgor may not assign this

Agreement or any rights hereunder without Secured Party's prior written consent and any prohibited assignment shall be absolutely void. No consent by Secured Party to an assignment shall release Pledgor from its obligations hereunder. Secured Party may assign its rights and duties hereunder in accordance with the Loan Documents.

        18. Section Headings. The subject headings and the sections and subsections of this Agreement and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section of this Agreement applies equally to this entire Agreement.

        19. No Implied Waiver; Cumulative Rights. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

        20. Indemnification. Pledgor hereby agrees to indemnify Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable fees and expenses of its counsel and reasonable allocated fees and expenses of internal counsel) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Secured Party in any way relating to or arising out of this Agreement; Provided, however, that Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Secured Party. The provisions set forth in this Section shall survive the payment of the Secured Obligations and the termination of this Agreement.

        21. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        22. Entire Agreement. This Agreement constitutes the entire agreement between Pledgor and Secured Party pertaining to the subject matter contained herein. No waiver of any provision of this Agreement, nor any consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and no amendment to any provisions of this Agreement shall be effective unless the same shall be in writing and signed by both Pledgor and Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        23. Termination. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until indefeasible payment and performance in full of the Secured Obligations, whereupon the security interests granted hereby shall automatically terminate and all rights to such portion of the Collateral that has not been sold or otherwise applied pursuant hereto shall revert to Pledgor or other party then thereto entitled.

Upon any such termination, Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

        24. Counterparts and Duplicates. This Agreement may be signed in any number of counterparts or duplicates, each of which shall be an original, and all of which taken together shall constitute the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

PLEDGOR:                               CENTRAL FINANCIAL ACCEPTANCE
                                       CORPORATION


                                       By                  /S/
                                          --------------------------------------
                                       Name:  Howard Weitzman
                                       Title:  Chief Financial Officer

                                       Address for Notices:

                                       Attn: Gary Cypres
                                       5480 East Ferguson Drive
                                       Commerce, CA 90022
                                       Telephone: 323.720.8608
                                       Facsimile: 323.720.8729

SECURED PARTY:                         UNION BANK OF CALIFORNIA, N.A., as
                                       Agent



                                       By                  /S/
                                          --------------------------------------
                                       Name:  Robert C. Nagel
                                       Title: President

                                       Address for Notices:

                                       Attn:  Robert C. Nagel
                                       350 California Street, 6th Floor
                                       San Francisco, CA 94104
                                       Telephone:  415.705.7189
                                       Facsimile:  415.705.5093